                                                                    EXHIBIT 99.1


         DETROIT, Oct. 15, 2003 -- CARACO PHARMACEUTICAL LABORATORIES, LTD., (AMEX:CPD) posted its third consecutive quarter of profitability and record sales for the third quarter and the nine months ended September 30, 2003, Jitendra N. Doshi, Chief Executive Officer, reported today.

         Third-quarter results. Net income for the quarter ended September 30, 2003 rose 540% to $4.54 million, from year-earlier net income of $0.7 million, or $0.03 per share. The strong earnings growth came from a rise in sales. Net sales for the third quarter ended September 30, 2003 rose 108% to a record $12.3 million, from $5.9 million for the corresponding period in 2002.

         Gross profit for the third quarter ended September 30, 2003 was $7.84 million, significantly better than the $2.86 recorded for the corresponding period in 2002. Operating income similarly improved, rising 337% to $4.74 million in the third quarter ended September 30, 2003, from $1.09 million for the corresponding period in 2002.

         Nine-month results. Nine-month results were equally positive. Net income for the nine months ended September 30, 2003 rose to $11.07 million, or $0.44 per share, from a net loss of $1.72 million or $0.08 per share for the corresponding period in 2002.

         Sales were ahead of plan. Net sales for the nine months ended September 30, 2003 rose 122% to a record $32.9 million, from $14.83 million for the corresponding period in 2002. Gross profit for the nine months ended September 30, 2003 reached $19.79 million, from $7.38 million for the corresponding period in 2002.

         Operating income for the nine months ended September 30, 2003 was $12.08 million, versus an operating loss of $0.6 million for the corresponding period in 2002. However, the operating loss for the nine months ended September 30, 2002 included non-cash research and development expenses of approximately $2.8 million relating to 1,088,000 shares earned by Sun Pharmaceutical Industries Limited ("Sun Pharmaceutical") in connection with two products transferred to the Company by Sun Pharmaceutical pursuant to its then existing products agreement with the Company. In comparison, there were no non-cash research and development expenses for the nine months ended September 30, 2003.

         The Company has not filed any new ANDAs with the FDA for approval during the nine months ended September 30, 2003. In addition, the Company does not expect to file any new ANDAs with the FDA for approval during the fourth quarter of 2003.

         Although Sun Global and the Company entered into a products agreement in November 2002 (the "Products Agreement"), since such date, no products have yet been selected and agreed upon by the Company, the Independent Committee of Directors of the Company and Sun Global. While they are engaged in discussions, the Company has decided to perform research and development for certain products ("Products") (currently six) presented for consideration by Sun Global pursuant to the Products Agreement. However, if the Company does not select and accept any of such Products for itself for filing as ANDAs with the FDA, Sun Global will reimburse the Company for all of its research and development and other costs associated with such Product. Sun Global may then file the Product with the FDA in its name, and the Company and Sun Global may negotiate an agreement pursuant to which the Company


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will manufacture and market the Product. The consideration payable to the
Company will be no less favorable than what unrelated third parties would receive.

         Mr. Doshi said, "The third quarter was very positive for our Company and we are optimistic about the fourth quarter, and we are revising upward our sales guidance for the year to $45 million, which would represent a doubling of sales from 2002's $22.4 million."

         The Company received approval last month from the U.S. Food and Drug Administration (FDA) to manufacture and market tizanidine hydrochloride, a generic form of Elan Pharmaceutical's Zanaflex. Tizanidine is a short-acting muscle relaxant prescribed for the management of spasticity and has a U.S. market of approximately $240 million. The Company's formulary now stands at 18 drugs. Two additional drugs are pending FDA approval.

         Detroit-based Caraco Pharmaceutical Laboratories, Ltd., develops, manufactures and distributes generic and private-label prescription drugs to the nation's largest wholesalers and distributors, drugstore chains and healthcare systems. The Company is affiliated with Mumbai, India-based Sun Pharmaceutical, India's fifth largest pharmaceutical company. Sun Pharmaceutical holds approximately 49% of Caraco's common stock.

         Safe Harbor. This news release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are contained in the Corporation's filings with the Securities and Exchange Commission and include: information is of a preliminary nature and may be subject to adjustment, not obtaining or delays in obtaining FDA approval for new products, governmental restrictions on the sale of certain products, dependence on key personnel, development by competitors of new or superior products or cheaper products or new technology for the production of products, the entry into the market of new competitors, market and customer acceptance and demand for new pharmaceutical products, availability of raw materials, timing and success of product development and launches, integrity and reliability of the Corporation's data, lack of success of attaining full compliance with regard to regulatory and cGMP compliance, and other risks identified from time to time in the Corporation's reports and registration statements filed with the SEC, available free via EDGAR. The Corporation assumes no responsibility to update forward-looking statements.

         more
         (financial schedules follow)



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CARACO PHARMACEUTICAL LABORATORIES, LTD.
UNAUDITED STATEMENTS OF OPERATIONS

-------------------------------------------------------------------------------------------------------
PARTICULARS                                     NINE MONTHS ENDED            THREE MONTHS ENDED
                                                30-Sep                       30-Sep
                                                2003           2002          2003            2002
-------------------------------------------------------------------------------------------------------
Net Sales                                       32,905,662     14,828,849    12,294,125      5,899,441
Cost of goods sold                              13,112,198      7,448,809     4,458,785      3,035,340
                                                -------------------------------------------------------
Gross profit                                    19,793,465      7,380,040     7,835,341      2,864,101


Selling, general & administrative expenses       5,689,566      2,648,202     2,599,746        808,963
R&D cost                                         2,018,029      2,541,449       491,310        969,947
R&D cost - Affiliate                                     -      2,790,720             -              -
                                                -------------------------------------------------------
Operating income / (loss)                       12,085,870       (600,331)    4,744,285      1,085,191
                                                -------------------------------------------------------

Interest
  Interest expense                              (1,041,382)    (1,130,898)     (223,660)      (384,917)
  Interest income                                   24,790         10,798        17,747          8,377
                                                -------------------------------------------------------
Net interest expense                            (1,016,593)    (1,120,100)     (205,914)      (376,540)
                                                -------------------------------------------------------

                                                -------------------------------------------------------
Net income / (loss)                             11,069,278     (1,720,431)    4,538,371        708,651
                                                =======================================================

Net income / (loss) per common share
                                                -------------------------------------------------------
  Basic                                               0.46          (0.08)         0.19           0.03
                                                -------------------------------------------------------
  Diluted                                             0.44          (0.08)         0.18           0.03
                                                -------------------------------------------------------

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